EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Fourth Quarter 2017 Financial Results
EMERYVILLE, CALIF., February 15, 2018 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported a GAAP net loss of $1.8 million, or $(0.03) per diluted share, and adjusted net income of $14.0 million, or $0.22 per diluted share for its fourth quarter ended December 31, 2017. Net income (loss) and net income (loss) per share were adjusted to reflect a one-time non-cash expense of $13.6 million primarily related to the re-measurement of the company’s net deferred tax asset as a result of tax reform, and a pre-tax non-cash expense of $3.4 million related to the change in fair value of the company’s warrant liability as a result of the increase in its stock price. This compares with net income of $12.3 million, or $0.20 per diluted share, and adjusted net income of $12.6 million, or $0.20 per diluted share, after adjusting for the change in fair value of the warrant liability, in the prior quarter. In the fourth quarter of 2016, the company reported net income of $59.7 million, or $0.98 per diluted share, and adjusted net income of $2.3 million, or $0.04 per diluted share, after adjusting for the change in fair value of the warrant liability and release of the valuation allowance on the company’s net deferred tax asset. We present the non-GAAP financial measures adjusted net income and adjusted net income per share to increase the comparability of our financial results between periods. See "Use of Non-GAAP Financial Measures" below.
Bradley Shuster, Chairman and CEO of National MI, said, "In the fourth quarter, National MI delivered record financial results, including record new insurance written of $6.9 billion, record net premiums earned of $50.1 million, record adjusted net income of $14.0 million, and record adjusted return-on-equity of 11.0%. National MI continued to build its portfolio of high-quality insurance in force at a rate that leads our industry. We also continued to make significant strides in customer development, activating 29 new customers in the fourth quarter and continuing to increase our volume with existing customers.”

•	As of December 31, 2017, the company had primary insurance-in-force of $48.5 billion, up 12% from $43.3 billion at the prior quarter end and up 51% over $32.2 billion as of December 31, 2016.

•
Premiums earned for the quarter were $50.1 million, including $4.2 million attributable to cancellation of single premium policies, which compares with $44.5 million, including $4.3 million related to cancellations, in the prior quarter. Premiums earned in the fourth quarter of 2017 were up 53% over premium revenue of $32.8 million in the same quarter a year ago, which included $5.1 million related to cancellations.

•	NIW mix was 83% monthly premium product, which compares with 79% in the prior quarter and 75% in the fourth quarter of 2016.

•	At quarter-end, cash and investments were $735 million, including $51 million at the holding company, and book equity was $509 million, equal to $8.41 per share.

•	At quarter-end, the company had total PMIERs available assets of $528 million, which compares with risk-based required assets under PMIERs of $446 million.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change	Change
	12/31/2017	9/30/2017	12/31/2016 (1)	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	48.47	43.26	32.17	12%	51%
New Insurance Written - NIW ($billions)
Monthly premium	5.74	4.83	3.90	19%	47%
Single premium	1.14	1.28	1.34	-11%	-15%
Total	6.88	6.11	5.24	13%	31%

Premiums Earned ($millions)	50.08	44.52	32.83	12%	53%
Underwriting & Operating Expense ($millions)	28.30	24.65	23.28	15%	22%
Loss Expense ($millions)	2.37	0.96	0.80	148%	197%
Loss Ratio	4.7%	2.1%	2.4%
Cash & Investments ($millions)	735	713	677	3%	9%
Book Equity ($millions)	509	511	476	0%	7%
Book Value per Share	8.41	8.53	8.04	-1%	5%
(1) The 2016 prior period balance sheet has been revised. Please refer to our Form 10-K for the year ended December 31, 2017 for further details.
Conference Call and Webcast Details
The company will hold a conference call and live webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 1986684, or by referencing NMI Holdings, Inc.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the current or future versions of their private mortgage insurer eligibility requirements (PMIERs)and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and governmental mortgage insurers like the Federal Housing Administration (FHA) and the Veterans Administration (VA) (collectively, public MIs), and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial capital and reinsurance

EXHIBIT 99.1

markets and our access to such markets; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators; changes to the GSEs' role in the secondary mortgage market driven by Congressional or regulatory action or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the reinsurance market and to enter into, and receive approval for reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of our pricing, risk management or investment strategies; emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform as expected; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe that use of the non-GAAP measures of adjusted pre-tax income, adjusted net income, adjusted net income per share and adjusted return-on-equity facilitate the evaluation of our fundamental financial performance, thereby providing relevant information to investors. These non-GAAP financial measures align with the way the Company's business performance is evaluated by management. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been established in order to increase transparency for the purposes of evaluating our fundamental operating trends and enabling more meaningful comparisons with our peers.

Adjusted pre-tax income is defined as GAAP income before tax, excluding the effects of the non-cash loss or gain related to the change in fair value of our warrant liability.

Adjusted net income is defined as GAAP net income (loss) excluding the after-tax impact of the aforementioned change in the fair value of our warrant liability and other discrete tax (benefits) expense which are infrequent and unusual non-operating items, such as the one-time non-cash charge due to a re-measurement of our net deferred tax assets in connection with the enactment of the Tax Cuts and Jobs Act (the "Tax Act") in 2017 and the release of the valuation allowance held against certain of our net deferred tax assets in 2016. The amounts of adjustments to components of pre-tax income are tax effected using a federal statutory tax rate of 35%.

Adjusted net income per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share by dividing (i) adjusted net income by (ii) diluted weighted average common shares outstanding, which reflects share dilution from non-vested restricted stock units and from warrants when dilutive.

Adjusted return-on-equity is calculated by dividing the adjusted income on an annualized basis by the average shareholders’ equity for the period.

Although adjusted pre-tax net income and adjusted net income exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items represent items that are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our

EXHIBIT 99.1

fundamental operating activities can be more clearly identified without the fluctuations of these adjustments. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

(1) Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in the fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors which may not impact or reflect our current period operating results. Trends in our operating performance can be more clearly identified without the fluctuations of the change in fair value of our warrant liability.

(2)
Infrequent or unusual non-operating items. Our income tax expense for 2017 reflects a one-time non-cash charge due to a re-measurement of our net deferred tax assets in connection with the enactment of the Tax Act in the fourth quarter of 2017. Our income tax benefit in 2016 reflects a one-time non-cash benefit related to the release of the valuation allowance held against certain of our net deferred tax assets.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended December 31,		For the year ended December 31,
	2017	2016 (3)	2017	2016(3)
Revenues	(In Thousands, except for per share data)
Net premiums earned	$50,079	$32,825	$165,740	$110,481
Net investment income	4,388	3,634	16,273	13,751
Net realized investment gains (losses)	9	65	208	(693)
Other revenues	62	105	522	276
Total revenues	54,538	36,629	182,743	123,815
Expenses
Insurance claims and claims expenses	2,374	800	5,339	2,392
Underwriting and operating expenses	28,297	23,281	106,979	93,223
Total expenses	30,671	24,081	112,318	95,615
Other expense
(Loss) gain from change in fair value of warrant liability	(3,426)	(1,714)	(4,105)	(1,900)
Interest expense	3,382	3,776	(13,528)	(14,848)
Total other expense	(6,808)	(5,490)	(17,633)	(16,748)

Income (loss) before income taxes	17,059	7,058	52,792	11,452
Income tax expense (benefit)	18,825	(52,664)	30,742	(52,549)
Net income (loss)	$(1,766)	$59,722	$22,050	$64,001

Earnings (loss) per share
Basic	$(0.03)	$1.01	$0.37	$1.08
Diluted	$(0.03)	$0.98	$0.35	$1.05

Weighted average common shares outstanding
Basic	60,219	59,140	59,816	59,071
Diluted	60,219	61,229	62,186	60,829

Loss Ratio(1)	4.7%	2.4%	3.2%	2.2%
Expense Ratio(2)	56.5%	70.9%	64.5%	84.4%
Combined ratio	61.2%	73.3%	67.7%	86.6%

Net income (loss)	$(1,766)	$59,722	$22,050	$64,001
Other comprehensive income, net of tax:
Net unrealized gains (losses) in accumulated other comprehensive income, net of tax expense of $1,234 and $1,178 for the years ended December 31, 2017 and 2016, respectively, and $(1,273) and $1,178 for the quarters ended December 2017 and 2016, respectively	(2,094)	(16,196)	2,559	1,429
Reclassification adjustment for realized losses (gains) included in net income, net of tax expense of $73, and $0 for the years ended December 31, 2017 and 2016, respectively and $73 and $0 for the quarters ended December 31, 2017 and 2016, respectively	(135)	(65)	(131)	758
Other comprehensive income, net of tax	(2,229)	(16,261)	2,428	2,187
Comprehensive income (loss)	$(3,995)	$43,461	$24,478	$66,188
(1) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3) The 2016 prior period consolidated results of operations have been revised. Please refer to our Form 10-K for the year ended December 31, 2017 for further details.

EXHIBIT 99.1

Consolidated balance sheets	December 31, 2017	December 31, 2016 (1)
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $713,859 and $630,688 as of December 31, 2017 and December 31, 2016, respectively)	$715,875	$628,969
Cash and cash equivalents	19,196	47,746
Premiums receivable	25,179	13,728
Accrued investment income	4,212	3,421
Prepaid expenses	2,151	1,991
Deferred policy acquisition costs, net	37,925	30,109
Software and equipment, net	22,802	20,402
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	40,250	37,921
Deferred tax asset, net	19,929	51,434
Other assets	3,695	542
Total assets	$894,848	$839,897

Liabilities
Term loan	$143,882	$144,353
Unearned premiums	163,166	152,906
Accounts payable and accrued expenses	23,364	25,297
Reserve for insurance claims and claim expenses	8,761	3,001
Reinsurance funds withheld	34,102	30,633
Deferred ceding commission	5,024	4,831
Warrant liability, at fair value	7,472	3,367
Total liabilities	385,771	364,388
Commitments and contingencies

Shareholders' equity
Common stock - class A shares, $0.01 par value; 60,517,512 and 59,145,161 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively (250,000,000 shares authorized)	605	591
Additional paid-in capital	585,488	576,927
Accumulated other comprehensive loss, net of tax	(2,859)	(5,287)
Accumulated deficit	(74,157)	(96,722)
Total shareholders' equity	509,077	475,509
Total liabilities and shareholders' equity	$894,848	$839,897
(1) The 2016 prior period consolidated results of operations have been revised. Please refer to our Form 10-K for the year ended December 31, 2017 for further details.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter Ended	Quarter Ended	Quarter Ended
(In Thousands, except for per share data)	12/31/2017	9/30/2017	12/31/2016
As Reported
Revenues
Net premiums earned	$50,079	$44,519	$32,825
Net investment income	4,388	4,170	3,634
Net realized investment gains (losses)	9	69	65
Other revenues	62	195	105
Total revenues	54,538	48,953	36,629
Expenses
Insurance claims and claims expenses	2,374	957	800
Underwriting and operating expenses	28,297	24,645	23,281
Total expenses	30,671	25,602	24,081
Other Expense
Gain (loss) from change in fair value of warrant liability	(3,426)	(502)	(1,713)
Interest expense	3,382	3,352	3,777
Total other expense	(6,808)	(3,854)	(5,490)

Income before income taxes	17,059	19,497	7,059
Income tax expense (benefit)	18,825	7,185	(52,663)
Net income	$(1,766)	$12,312	$59,722
Adjustments:
(Gain) loss from change in fair value of warrant liability	3,426	502	1,713
Adjusted Income before income taxes	20,485	19,999	8,771

After-tax warrant adjustment	2,227	326	1,113
Deferred tax asset adjustments	13,554	—	(58,535)
Adjusted Net income	$14,015	$12,638	$2,300

Weighted average diluted shares outstanding - Reported	60,219	63,089	61,229
Dilutive effect of non-vested shares and warrants	3,449	—	—
Weighted average diluted shares outstanding - Adjusted	63,668	63,089	61,229

Diluted EPS - Reported	$(0.03)	$0.20	$0.98
Diluted EPS - Adjusted	$0.22	$0.20	$0.04

Return on Equity - Reported	(1.4)%	9.8%	52.7%
Return on Equity - Adjusted	11.0%	10.0%	2.0%

EXHIBIT 99.1

Historical Quarterly Data		2017			2016
	December 31	September 30	June 30	March 31	December 31 (4)	September 30
Revenues		(In Thousands, except for per share data)
Net premiums earned	$50,079	$44,519	$37,917	$33,225	$32,825	$31,808
Net investment income	4,388	4,170	3,908	3,807	3,634	3,544
Net realized investment gains (losses)	9	69	188	(58)	65	66
Other revenues	62	195	185	80	105	102
Total revenues	54,538	48,953	42,198	37,054	36,629	35,520
Expenses
Insurance claims and claims expenses	2,374	957	1,373	635	800	664
Underwriting and operating expenses	28,297	24,645	28,048	25,989	23,281	24,037
Total expenses	30,671	25,602	29,421	26,624	24,081	24,701

Other expense (1)	(6,808)	(3,854)	(3,281)	(3,690)	(5,490)	(4,530)

Income (loss) before income taxes	17,059	19,497	9,496	6,740	7,058	6,289
Income tax expense (benefit)	18,825	7,185	3,484	1,248	(52,664)	114
Net income (loss)	$(1,766)	$12,312	$6,012	$5,492	$59,722	$6,175

Earnings (loss) per share
Basic	$(0.03)	$0.21	$0.10	$0.09	$1.01	$0.10
Diluted	$(0.03)	$0.20	$0.10	$0.09	$0.98	$0.10

Weighted average common shares outstanding
Basic	60,219	59,884	59,823	59,184	59,140	59,130
Diluted	60,219	63,089	63,010	62,339	61,229	60,285

Other data
Loss Ratio (2)	4.7%	2.1%	3.6%	1.9%	2.4%	2.1%
Expense Ratio (3)	56.5%	55.4%	74.0%	78.2%	70.9%	75.6%
Combined ratio	61.2%	57.5%	77.6%	80.1%	73.3%	77.7%
(1) Other expense includes the gain from change in fair value of warrant liability and interest expense.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(4) The 2016 prior period consolidated results of operations have been revised. Please refer to our Form 10-K for the year ended December 31, 2017 for further details.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary and pool NIW and IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(In Millions)
Monthly	$5,736	$4,833	$4,099	$2,892	$3,904	$4,162
Single	1,140	1,282	938	667	1,336	1,695
Primary	$6,876	$6,115	$5,037	$3,559	$5,240	$5,857

Primary and pool IIF	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(In Millions)
Monthly	$33,268	$28,707	$24,865	$21,511	$19,205	$16,038
Single	15,197	14,552	13,764	13,268	12,963	12,190
Primary	48,465	43,259	38,629	34,779	32,168	28,228

Pool	3,233	3,330	3,447	3,545	3,650	3,826
Total	$51,698	$46,589	$42,076	$38,324	$35,818	$32,054

The following table presents the amounts related to the 2016 QSR transaction for the periods indicated.

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
		(In Thousands)
Ceded risk-in-force	$2,983,353	$2,682,982	$2,403,027	$2,167,745	$2,008,385	$1,778,235
Ceded premiums written	(15,233)	(14,389)	(12,034)	(10,292)	(11,576)	(38,977)
Ceded premiums earned	(14,898)	(13,393)	(11,463)	(9,865)	(9,746)	(2,885)
Ceded claims and claims expenses	800	277	342	268	206	90
Ceding commission written	3,047	2,878	2,407	2,058	2,316	7,795
Ceding commission earned	2,885	2,581	2,275	2,065	1,752	551
Profit commission	8,139	7,758	6,536	5,651	5,642	1,641

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

EXHIBIT 99.1

Primary portfolio trends	As of and for the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	($ Values In Millions)
New insurance written	$6,876	$6,115	$5,037	$3,559	$5,240	$5,857
New risk written	1,665	1,496	1,242	868	1,244	1,415
Insurance in force (IIF) (1)	48,465	43,259	38,629	34,779	32,168	28,228
Risk in force (1)	11,843	10,572	9,417	8,444	7,790	6,847
Policies in force (count) (1)	202,351	180,089	161,195	145,632	134,662	119,002
Average loan size (1)	$0.240	$0.240	$0.240	$0.239	$0.239	$0.237
Average coverage (2)	24.4%	24.4%	24.4%	24.3%	24.2%	24.3%
Loans in default (count)	928	350	249	207	179	115
Percentage of loans in default	0.5%	0.2%	0.2%	0.1%	0.1%	0.1%
Risk in force on defaulted loans	$53	$19	$14	$12	$10	$6
Average premium yield (3)	0.44%	0.43%	0.41%	0.40%	0.43%	0.49%
Earnings from cancellations	$4.2	$4.3	$3.8	$2.5	$5.1	$5.8
Annual persistency (4)	86.1%	85.1%	83.1%	81.3%	80.7%	81.8%
Quarterly run-off (5)	3.9%	3.8%	3.4%	2.9%	4.6%	5.3%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average gross IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that are no longer on our books after any 3-month period
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	December 31, 2017	September 30, 2017	December 31, 2016
	($ In Millions)
>= 760	$2,847	$2,806	$2,566
740-759	1,055	934	846
720-739	943	807	647
700-719	877	697	560
680-699	611	456	375
<=679	543	415	246
Total	$6,876	$6,115	$5,240
Weighted average FICO	743	747	764

Primary NIW by LTV	For the three months ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
95.01% and above	$988	$722	$355
90.01% to 95.00%	2,889	2,714	2,224
85.01% to 90.00%	1,870	1,765	1,580
85.00% and below	1,129	914	1,081
Total	$6,876	$6,115	$5,240
Weighted average LTV	92.3%	92.3%	91.6%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
Purchase	$5,738	$5,387	$3,776
Refinance	1,137	728	1,464
Total	$6,876	$6,115	$5,240
The table below presents a summary of our primary IIF and RIF by book year as of the dates indicated.

Primary IIF and RIF	As of December 31, 2017
	IIF	RIF
	(In Millions)
December 31, 2017	$20,739	$5,059
2016	18,066	4,383
2015	8,256	2,051
2014	1,368	341
2013	36	9
Total	$48,465	$11,843
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
>= 760	$23,438	$21,329	$16,166
740-759	7,781	6,983	5,248
720-739	6,259	5,547	4,130
700-719	5,179	4,505	3,245
680-699	3,408	2,942	2,151
<=679	2,400	1,953	1,228
Total	$48,465	$43,259	$32,168

Primary RIF by FICO	As of
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
>= 760	$5,764	$5,251	$3,934
740-759	1,909	1,713	1,281
720-739	1,527	1,349	1,000
700-719	1,256	1,092	782
680-699	821	707	511
<=679	566	460	282
Total	$11,843	$10,572	$7,790

EXHIBIT 99.1

Primary IIF by LTV	As of
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
95.01% and above	$3,946	$3,038	$1,686
90.01% to 95.00%	21,763	19,562	14,358
85.01% to 90.00%	14,766	13,437	10,282
85.00% and below	7,990	7,222	5,842
Total	$48,465	$43,259	$32,168

Primary RIF by LTV	As of
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
95.01% and above	$1,054	$822	$467
90.01% to 95.00%	6,354	5,722	4,226
85.01% to 90.00%	3,523	3,205	2,439
85.00% and below	912	823	658
Total	$11,843	$10,572	$7,790

Primary RIF by Loan Type	As of
	December 31, 2017	September 30, 2017	December 31, 2016

Fixed	98%	98%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	1
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Millions)
IIF, beginning of period	$43,259	$38,629	$28,228
NIW	6,876	6,115	5,240
Cancellations and other reductions	(1,670)	(1,485)	(1,300)
IIF, end of period	$48,465	$43,259	$32,168

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	December 31, 2017	September 30, 2017	December 31, 2016
California	13.5%	13.6%	13.6%
Texas	7.8	7.6	7.0
Virginia	5.3	5.6	6.5
Arizona	4.6	4.4	3.9
Florida	4.5	4.3	4.5
Michigan	3.7	3.7	3.7
Pennsylvania	3.6	3.6	3.6
Colorado	3.6	3.8	3.9
Maryland	3.5	3.6	3.7
Utah	3.5	3.6	3.7
Total	53.6%	53.8%	54.1%
The following table shows portfolio data by book year, as of December 31, 2017.

	As of December 31, 2017
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$36	22%	655	187	1	1	0.2%	0.3%
2014	3,451	1,368	40%	14,786	6,970	80	14	4.0%	0.6%
2015	12,422	8,256	66%	52,548	37,771	316	17	2.8%	0.6%
2016	21,187	18,066	85%	83,626	73,986	363	6	2.3%	0.4%
2017	21,587	20,739	96%	85,912	83,437	168	—	2.4%	0.2%
Total	$58,809	$48,465		237,527	202,351	928	38

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	For the three months ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

	(In Thousands)
Beginning balance	$6,123	$2,133	$3,001	$679
Less reinsurance recoverables (1)	(1,174)	(90)	(297)	—
Beginning balance, net of reinsurance recoverables	4,949	2,043	2,704	679

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	2,594	654	6,140	2,457
Prior years (3)	(220)	149	(801)	(65)
Total claims and claims expenses incurred	2,374	803	5,339	2,392

Less claims paid:
Claims and claim expenses paid:
Current year (2)	27	171	27	171
Prior years (3)	437	(29)	1,157	196
Total claims and claim expenses paid	464	142	1,184	367

Reserve at end of period, net of reinsurance recoverables	6,859	2,704	6,859	2,704
Add reinsurance recoverables (1)	1,902	297	1,902	297
Ending balance	$8,761	$3,001	$8,761	$3,001
(1) Related to ceded losses recoverable on our 2016 quota-share reinsurance transaction, included in "Other Assets" on the Consolidated Balance Sheet.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Beginning default inventory	350	115	179	36
Plus: new defaults	783	126	1,262	284
Less: cures	(194)	(59)	(486)	(132)
Less: claims paid	(11)	(3)	(27)	(9)
Ending default inventory	928	179	928	179

EXHIBIT 99.1

The following tables provide details of our claims and reserves for the periods indicated, before claims paid covered under the 2016 QSR Transaction.

	For the three months ended		For the year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	($ Values In Thousands)
Number of claims paid	11	3	27	9
Total amount paid for claims	$535	$136	$1,266	$367
Average amount paid per claim	$49	$45	$47	$41
Severity(1)	90%	65%	86%	64%
(1) Severity represents the total amount of claims paid divided by the related RIF on the loan at the time the claim is perfected.

Average reserve per default:	As of December 31, 2017	As of December 31, 2016
	(In Thousands)
Case (1)	$8	$15
IBNR	1	2
Total	$9	$17

(1)Defined as the gross reserve per insured loan in default.
The following table provides a comparison of the PMIERs financial requirements as reported by National MI as of the dates indicated.

	As of
	December 31, 2017	September 30, 3017	December 31, 2016
	(In thousands)
Available assets	$527,897	$495,182	$453,523
Risk-based required assets	446,226	356,207	366,584